Exhibit 3.1a

Corporation Section	SEAL	Roger Williams
P.O. Box 13697		Secretary of State
Austin, Texas 78711-3697

Office of the Secretary of State

CERTIFICATE OF FILING

OF

JL Solutions Mechanical LLC

File Number: 800636160

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Formation of the above named Domestic Limited Liability Company (LLC) has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vest in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

The issuance of this certificate does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated: 04/03/2006

Effective: 04/03/2006

SEAL

/s/ Roger Williams

Roger Williams

Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555

Fax: (512) 463-5709

TTY: 7-1-1

Prepared by: Jackie Krueger

Document: 123377510002

FILED
In the Office of the
Secretary of State of Texas
APR 03 2006
Corporations Section

CERTIFICATE OF FORMATION

OF

JL SOLUTIONS MECHANICAL LLC

The undersigned person, acting as the organizer of a limited liability company under the Texas Limited Liability Company Law, part of the Texas Business Organizations Code, does hereby submit the following Certificate of Formation for such limited liability company:

1.

The filing entity being formed is a limited liability company. The name of the entity is JL Solutions Mechanical LLC.

2.

The purpose for which the company is formed is for the transaction of any and all lawful purpose for which a limited liability company may be organized under the Texas Business Organizations Code.

3.

The street address of the company’s initial registered office in Texas is 2702 Pebble Creek Drive, Pearland, Texas 77581.  The name of its initial registered agent at such address is Jeffery L. Thompson.

4.

The limited liability company will be managed by one (1) or more managers.  The names and addresses of the initial managers are as follows:

Jeffery L. Thompson

2702 Pebble Creek Drive

Pearland, Texas 77581

5.

The name and street address of the organizer is as follows:

Jeffery L. Thompson

2702 Pebble Creek Drive

Pearland, Texas 77581

6.

This document becomes effective when filed with the Secretary of State

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto set my hand this 3rd day of April 2006

By: /s/ Jeffery L. Thompson

Jeffery L. Thompson, Organizer

3